Exhibit 99.1

For more information, contact:

Christine Cassidy

Fallon Community Health Plan

508-368-9502

christine.cassidy@fchp.org

David W. Carter

Magellan Health Services

860-507-1909

dwcarter@magellanhealth.com

Fallon Community Health Plan and Magellan Health Services to Form Joint Venture for Opportunity to Participate in State’s Dual-Eligible Demonstration Program

Worcester, Mass., March 22, 2012—Fallon Community Health Plan (FCHP) and Magellan Health Services (NASDAQ:  MGLN) today announced they are forming a joint venture to apply to participate in a new demonstration program that will provide integrated health care to individuals aged 21 to 64 years who are dually-eligible for Medicare and Medicaid.

Massachusetts is preparing to be one of the first states in the nation to launch a dual-eligible demonstration program being offered by the Centers for Medicare & Medicaid’s Federal Coordinated Health Care Office. Under the demonstration, MassHealth and CMS will use combined Medicaid and Medicare funding to contract with selected integrated care organizations (ICO) to provide enrollees with comprehensive, integrated services that address their full range of medical and behavioral health needs.

Dual-eligible adults under the age of 65 typically have complex care needs—they may be disabled and often have serious mental illnesses. In pursuing participation in the state’s demonstration program, FCHP will rely on its significant experience in developing and delivering high-quality, comprehensive services to vulnerable individuals. FCHP currently serves frail elders through Summit ElderCare®, its Program of All-inclusive Care for the Elderly, and NaviCare®, its Medicare Advantage Special Needs Plan/Senior Care Options program. Magellan’s strong experience in providing behavioral health services and its commitment to a model of care that integrates those services with comprehensive medical and physical health care management will support the program’s objective of meeting enrollees’ full range of needs.

“Massachusetts continues to take the lead on finding innovative ways to more efficiently and effectively deliver care to all residents, especially those who are most vulnerable. FCHP and Magellan hope to help make this demonstration program a success,” said Patrick Hughes, FCHP President and CEO. “For FCHP, this furthers our mission of ‘making our communities healthy’ and our strong interest in increasing access to high-quality, affordable care. We’re pleased to partner with Magellan, a leading provider of behavioral health services that, like FCHP, is committed to being part of the health care solution.”

“We look forward to using our unique capabilities to serve this most vulnerable of populations in the Commonwealth,” said Elizabeth Malko, M.D., FCHP Executive Vice President and Chief Medical Officer. “In Magellan, we have found an outstanding partner who shares our passion for, and our commitment to, using an integrated approach to improve the health of our members. We jointly believe in collaborative engagement with the provider community to enhance the delivery of care to those we serve.”

To most appropriately respond to this opportunity, FCHP and Magellan have developed an ICO to be called Fallon Total Care. The ICO is a joint venture between two highly respected organizations. It will bring together Magellan’s clinical expertise in behavioral health services and FCHP’s significant capabilities and experience in managing the health care needs of dual-eligibles. The joint venture will be structured with FCHP owning 51 percent and Magellan owning 49 percent.

“With this joint venture, we are moving decisively to capitalize on our knowledge of and expertise in managing the Medicaid population,” said René Lerer, M.D., Magellan’s chairman and chief executive officer.  “FCHP is an outstanding and award winning partner that is a respected presence in Massachusetts and nationally.  Magellan and FCHP will develop a new paradigm of health management, incorporating physical and behavioral health to treat the whole person.  Working together, we will bring an innovative and clinically-driven solution to Massachusetts, where Medicare and Medicaid health care services for the state’s dual eligible population under age 65 represent $3.85 billion in costs.  This is another step forward as Magellan executes on our state-specific Medicaid growth strategy.”

“This joint venture with Fallon Community Health Plan is an exciting step forward, establishing us as a player that will be uniquely qualified to compete for the Massachusetts demonstration program, and potentially other CMS demonstration projects in other states,” said Scott Markovich, Magellan’s senior vice president for Medicaid strategy.  “Massachusetts represents a significant opportunity for growth in an important new market.  Magellan currently manages behavioral health services for more than 30 million people, ten percent of the U.S. population, and we have demonstrated experience in managing individuals with severe mental illness (SMI).  That’s critical because more than one-third of the population in this demonstration has SMI.  We are confident that with FCHP we can make an immediate difference in the lives of this population.”

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About Fallon Community Health Plan

Founded in 1977, Fallon Community Health Plan is a nationally recognized, not-for-profit health care services organization. From traditional health insurance products available throughout Massachusetts for all populations, to innovative health care programs and services for independent seniors, FCHP supports the diverse and changing needs of all those it serves. FCHP has consistently ranked among the nation’s top health plans, and is the only health plan in Massachusetts to have been awarded “Excellent” Accreditation by the National Committee for Quality Assurance for its HMO, Medicare Advantage and Medicaid products. For more information, visit www.fchp.org.

About Magellan Health Services

Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  Magellan’s customers include health plans, employers and government agencies, serving approximately 31.1 million members in our behavioral health business, 15.6 million members in our radiology benefits management segment, and 6 million members in our medical pharmacy management product.  In addition, the specialty pharmaceutical segment serves 41 health plans and several pharmaceutical manufacturers and state Medicaid programs.  The company’s Medicaid Administration segment serves 25 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the joint venture development agreement and the resulting joint venture, and the business and management outcomes of the joint venture.  These statements are based on the analysis, judgment, belief and expectation of the management of Magellan only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from future results expressed or implied by such forward-looking statements due to, among other things, changes in, or delays in the demonstration program in Massachusetts; the ability of the joint venture to be approved to participate in the demonstration program and to manage integrated behavioral and physical health care for the age 21 to 64 dual eligible population in Massachusetts; greater than expected costs in connection with the joint venture; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within Magellan’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 28, 2012,.  Readers are cautioned not to place undue reliance on these forward-looking statements. Magellan does not undertake any obligation to update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

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